Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No.1 to Registration Statement No. 333-146780 of Melco PBL Entertainment (Macau) Limited on Form F-1 of our report dated March 30, 2007 (October 18, 2007 as to Note 22) relating to the consolidated financial statements of Melco PBL Entertainment (Macau) Limited, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

Deloitte Touche Tohmatsu

Hong Kong

October 26, 2007